EXHIBIT 99(b)


                           LOUISIANA BANCSHARES, INC.

                             Baton Rouge, Louisiana

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE SPECIAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON NOVEMBER 28, 2000

     The undersigned stockholder(s) hereby appoint(s) John S. Sylvest and R. Andrew Patty, II, or either one of them (with full power to act alone), proxies for the undersigned to attend the special meeting of the stockholders of Louisiana Bancshares, Inc.to be held on Tuesday, November 28, 2000, at 10:00 a.m. at the main office of Louisiana Bank & Trust Company, 7142 Florida Boulevard, Baton Rouge, Louisiana, and any and all adjournments, thereof, with full power to either or both Messrs. Sylvest or Patty to appoint and to revoke the appointment of a substitute for himself at such meeting or at any and all adjournments thereof, and to vote as many shares of the capital stock of Louisiana Bancshares, Inc. as the undersigned would be entitled to vote if personally present.

     This proxy will be voted as directed below on the proposals set forth in the proxy statement for the meeting:

     1. Approval and adoption of the Agreement and Plan of Merger dated as of August 25, 2000, between Louisiana Bancshares, Inc. and Britton & Koontz Capital Corporation, providing for the merger of Louisiana Bancshares, Inc. into Britton & Koontz Capital Corporation.

     The Board of Directors recommends a vote "FOR" approval of the merger agreement.

      o   FOR                  o  AGAINST                        o  ABSTAIN

     2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the special meeting or any adjournment thereof.


___________________________________                Date:___________________
Signature of Stockholder




___________________________________                Date:___________________
Signature if held jointly

Please sign exactly as the name appears on the certificate or certificates representing shares to be voted by this proxy. When signing as executor, administrator, attorney, trustee or guardian please give full title as such. If a corporation, please sign full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person(s).

Please mail in the accompanying postpaid envelope.